INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in Registration Statement Nos. 33-3713, 2-67161, 33-39720, and 33-51651 on Form S-8
of our report dated February 10, 1995, on the consolidated financial statements of Airborne Freight Corporation and subsidiaries appearing on page 16 of the Company's 1994 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation of the following report on schedule in such Registration Statements.

In the course of our audit of the consolidated financial statements referred to in our report, we also audited the schedule listed in the accompanying Index at Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such schedule presents fairly, in all material respects, when read in conjunction with the related consolidated financial statements, the information therein set forth.




DELOITTE & TOUCHE LLP

Seattle, Washington
March 27, 1995